Exhibit (a)(5)(ii)
REALNETWORKS ANNOUNCES SOUTH KOREAN ANTITRUST
CLEARANCE FOR ACQUISITION OF WIDERTHAN
SEATTLE-October 26, 2006 — RealNetworks, Inc. (Nasdaq: RNWK) announced today that it has received clearance from the antitrust authorities in South Korea to consummate the tender offer for all of the outstanding common shares and American Depositary Shares of WiderThan Co., Ltd. (Nasdaq: WTHN).
As previously announced, RealNetwork’s tender offer for WiderThan is currently scheduled to expire at 12:00 midnight, New York City Time, on Friday, October 27, 2006. The offer remains subject to customary conditions, including a minimum tender requirement as described in the tender offer statement on Schedule TO and Offer to Purchase and related materials filed with the Securities and Exchange Commission on September 29, 2006, as amended and supplemented.
For More Information Contact
Press: Bill Hankes, RealNetworks, (206) 892-6614, bhankes@real.com
Financial: Roy Goodman, RealNetworks, (206) 674-2330, rgoodman@realnetworks.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody®, RealPlayer® 10 and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronic devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ systems and corporate information are located at http://www.realnetworks.com.
Notice to Investors
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY WIDERTHAN COMMON SHARES AND AMERICAN DEPOSITARY SHARES IS MADE PURSUANT TO THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED MATERIALS THAT REALNETWORKS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2006. WIDERTHAN SHAREHOLDERS AND OTHER INVESTORS SHOULD READ THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. WIDERTHAN SHAREHOLDERS AND OTHER INVESTORS CAN OBTAIN COPIES OF THE TENDER OFFER STATEMENT ON SCHEDULE ‘TO’, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WITHOUT CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THOSE MATERIALS PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER.